UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported):     May 1, 2019

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2019, Jack in the Box Inc. (the “Company”), as borrower, entered into a Fifth Amendment (the “Fifth Amendment”), by and among the Company, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and certain lenders, to the Company’s Second Amended and Restated Credit Agreement, dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, including by the Waiver and First Amendment (the “First Amendment”) dated as of November 21, 2014, the Waiver, Joinder and Second Amendment (the “Second Amendment”) dated as of July 1, 2015, the Third Amendment (the “Third Amendment”) dated as of September 16, 2016, the Fourth Amendment (the “Fourth Amendment”) dated as of March 21, 2018, and the Fifth Amendment; as so amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

The Fifth Amendment, among other things, extends the maturity date of the Company’s term loan facility (the “Term Loan Facility”) and the Company’s revolving credit facility (the “Revolving Credit Facility” and, collectively with the Term Loan Facility, the “Facilities”) from March 19, 2020 to March 19, 2021.  After giving effect to the Fifth Amendment, approximately $748.3 million of the $900 million Revolving Credit Facility will be drawn or used for letters of credit and approximately $315.0 million will remain outstanding on the Term Loan Facility.  The amortization schedule for the Term Loan Facility was amended to reflect the extended term. There was no change to the pricing grid for either of the Facilities.

Under the Fifth Amendment, the Company and certain subsidiaries of the Company (the “Guarantors”) reaffirmed their guarantees under the Amended and Restated Guaranty dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, including by the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Guaranty”).  In addition, the Company and the Guarantors reaffirmed the security interests in substantially all of their tangible and intangible property, with certain exceptions (including deposit accounts), granted pursuant to the Second Amended and Restated Collateral Agreement dated as of September 16, 2016 (as amended, restated, supplemented or otherwise modified from time to time, including by the Fourth Amendment and the Fifth Amendment, the “Collateral Agreement”) to secure their respective obligations with respect to the Credit Agreement and the Guaranty.

The agent and lender parties under the Credit Agreement and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, cash management and other services to the Company and its affiliates, for which they have received customary fees and reimbursement of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively. The Company is the beneficiary in respect of letters of credit issued by Wells Fargo Bank, National Association in the outstanding amount of approximately $29.9 million, which such letters of credit are issued under the Credit Agreement.

The foregoing descriptions of the Fifth Amendment, the Guaranty and the Collateral Agreement are qualified in their entirety by reference to each material contract.  A copy of the Fifth Amendment is filed as Exhibit 10.1 to this Current Report.  A copy of the original Guaranty was filed as Exhibit 10.2 to the Company’s Current Report filed March 20, 2014.  A copy of the original Collateral Agreement was filed as Exhibit 10.2 to the Company’s Current Report filed September 22, 2016.  A copy of the Second Amendment was filed as Exhibit 10.1 to the Company’s Current Report filed July 7, 2015.  A copy of the Third Amendment was filed as Exhibit 10.1 to the Company’s Current Report filed September 22, 2016.  A copy of the Fourth Amendment was filed as Exhibit 10.1 to the Company’s Current Report filed March 21, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01	Current Events.

On May 2, 2019, Jack in the Box Inc. issued a press release announcing the Company’s entry into an amendment of its credit facility.

A copy of the press release dated May 2, 2019, is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Title

10.1	Fifth Amendment, dated as of May 1, 2019, by and among Jack in the Box Inc., the Guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

99.1	Press Release dated May 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2019

JACK IN THE BOX INC.

By:	/s/ Lance Tucker
Lance Tucker
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)

EXHIBIT INDEX

Exhibit No.	Title

10.1

Fifth Amendment, dated as of May 1, 2019, by and among Jack in the Box Inc., the Guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

99.1	Press Release dated May 2, 2019